UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHARLIE’S HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

____________________

The 2023 Annual Meeting of Stockholders of Charlie’s Holdings, Inc. (the “Annual Meeting”) will be held on Tuesday, June 13, 2023 at 2:00 PM, Pacific Time at the Mission San Juan Capistrano located at 26907 Old Mission Road, San Juan Capistrano, CA 92675. At the meeting, the holders of outstanding common stock and Series A preferred stock will act on the following matters:

(1)

The election of the five nominees named in the attached proxy statement as directors to serve terms expiring at the annual meeting of stockholders to be held in 2024 and, in each instance, until their successors have been elected and qualified;

(2)	To approve an advisory resolution on executive compensation;

(3)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

(4)	The ratification of the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered certified public accounting firm for fiscal year 2023; and

(5)	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 17, 2023 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

We hope you will be able to attend the meeting, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by telephone or the internet as instructed in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

/s/ Henry Sicignano III

Henry Sicignano III, President

Dated: April 27, 2023

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PRINCIPAL STOCKHOLDERS	5

PROPOSAL NO. 1 ELECTION OF DIRECTORS	8

CORPORATE GOVERNANCE	10

DIRECTOR COMPENSATION FOR 2022	12

EXECUTIVE OFFICERS	13

EXECUTIVE COMPENSATION	14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

PROPOSAL NO. 2 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	21

PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	22

PROPOSAL NO. 4 THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023	23

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	23

AUDIT COMMITTEE REPORT	24

STOCKHOLDER PROPOSALS FOR THE 2024 MEETING	25

OTHER MATTERS	25

CHARLIE’S HOLDINGS, INC.

1007 Brioso Drive, Costa Mesa, CA 92627

2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2023

______________________

PROXY STATEMENT

______________________

The Board of Directors (the “Board”) of Charlie’s Holdings, Inc. (the “Company,” “we,” “us,” “our,” and “ours”) is soliciting proxies from its stockholders to be used at the 2023 Annual Meeting of Stockholders to be held at the Mission San Juan Capistrano located at 26907 Old Mission Road, San Juan Capistrano, CA 92675 on June 13, 2023 at 2:00 PM, Pacific Time. This proxy statement contains information related to the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

On or about April 27, 2023, we mailed to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy on the Internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions therein for requesting these materials.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock and/or Series A preferred stock on April 17, 2023 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

This proxy statement includes information related to the proposals to be voted on at the Annual Meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of shares of our common stock and Series A preferred stock vote together as a single class on all matters submitted to stockholders. Holders of common stock and Series A preferred stock as of the close of business on the record date, April 17, 2023, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had 224,112,168 shares of common stock and 130,106 shares of Series A preferred stock outstanding.

How many votes do I have?

At the close of business on the record date, each of the issued and outstanding 224,112,168 shares of common stock is entitled to one vote per share for an aggregate of 224,112,168 votes and each of the issued and outstanding 130,106 shares of Series A preferred stock is entitled to vote on an as-converted to common stock basis resulting in 225.67 votes per share of Series A preferred stock for an aggregate of 29,361,021 total votes by the Series A preferred stockholders (resulting an aggregate total of 253,473,189 potential votes). Each holder of shares of Series A preferred stock may not vote any voting securities of the Company (common stock or Series A preferred stock) to the extent that the holder and its affiliates would exceed more than 9.99% of total voting power of all securities. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by our Board of Directors or our executive officers, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a brokerage account statement that confirms that the stockholder was a beneficial owner of our shares of stock as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of not less than fifty percent (50%) of the outstanding shares entitled to vote constitutes a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote if I am a stockholder of record?

If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote either in-person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Henry Sicignano and Matthew P. Montesano, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet.   If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 12, 2023. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card.   Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the internet or by attending the Annual Meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

What vote is required to approve each item?

Directors are elected by plurality vote and there is no cumulative voting. Accordingly, the director nominees receiving the highest vote totals that are present in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The other proposals requires a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting.

How are votes counted?

With regard to the election of directors, you may vote “FOR” or “WITHHOLD,” and votes that are withheld will be excluded entirely from the vote and will have no effect. For the other proposals except frequency of say-on pay, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For the frequency of say-on-pay proposal, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” Our bylaws provide that abstentions are excluded from consideration and are not considered a vote cast and therefore abstentions will have no impact on any of the proposals. For the director election proposal, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor. For the frequency of say-on-pay proposal, any shares not voted “FOR” a particular option (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted toward such option’s selection.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for our Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, trust, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Baker Tilly. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Baker Tilly as our independent auditor without receiving voting instructions from you.

Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?

The Board and management do not intend to present any matters at this time at the Annual Meeting other than those outlined in the notice of the Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the Internet or electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by following the directions set forth in the notice or calling 1-888-221-0691.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Charlie’s Holdings, Inc.
1007 Brioso Drive

Costa Mesa, CA 92627
Attn: Ryan Stump
(949) 203-3500

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

How can I obtain paper copies of the proxy materials, 10-K, and other financial information?

Stockholders can access our 2022 proxy statement, our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at www.chuc.com.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices, proxy statements and annual reports for your household, or wish to receive a separate copy for each stockholder, please write to the address set forth above.

If you previously elected to receive our stockholder materials via the Internet, you may request paper copies, without charge, by writing to the address set forth above.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and release the final results in a Form 8-K within four business days following the Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company as of April 17, 2023 by:

●	each person known to be the beneficial owner of more than 5% of the shares of the Company’s common stock or Series A preferred stock;
●	each of the Company’s executive officers, directors, and director nominees; and
●	all current executive officers, directors, and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based on an aggregate of 224,112,168 shares of common stock and 130,106 shares of Series A preferred stock issued and outstanding as of April 17, 2023.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Beneficial Ownership of Series A Preferred Stock

Name and Address (1)	Series A Convertible Preferred Stock	% Ownership of Class
Executive Officers and Directors
Scot Cohen
Director	3,750	2.9%
Total Officers and Directors	3,750	2.9%
Greater Than 5% Stockholders
Red Beard Holdings, LLC (2)
17595 Harvard Avenue, Suite C511
Irvine, California 92614	33,750	25.9%
Empery Asset Management, LP (3)
1 Rockefeller Plaza, Suite 1205
New York, New York	16,875	13.0%
Altium Growth Fund, LP (4)
551 Fifth Avenue, 19th Floor
New York, New York 10176	11,025	8.5%

(1)

Each of the Company’s officers and directors who will not hold shares of Series A preferred stock were excluded from this table. Unless otherwise indicated, the address for each stockholder is 1007 Brioso Drive, Costa Mesa, California 92627.

(2)	Based on Company records as of April 17, 2023. Mr. Smith is a manager of Red Beard, and has dispositive power and voting power over the securities reported herein.

(3)

Based on Company records as of April 17, 2023. Ryan Lane, Managing Partner for Empery Asset Management, LP may be deemed to be the beneficial owner of all shares of Common Stock underlying the Series A Preferred held by Empery Asset Management, LP.

(4)

Based on Company records as of April 17, 2023. Jacob Gottlieb, Chief Executive Officer of Altium Growth Fund, LP may be deemed to be the beneficial owner of all shares of common stock underlying the common stock held by Altium Growth Fund, LP.

Beneficial Ownership of Common Stock

Name, Address and Title (if applicable) (1)	Shares of Common Stock	Shares Issuable Upon Conversion of Preferred A Stock (2)	Shares Issuable upon Exercise of Warrants (3)	Shares Issuable upon Exercise of Vested Stock Options	Total Number of Shares Beneficially Owned	% Ownership of Class

Ryan Stump
Chief Operating Officer and Director	28,448,687	-	-	-	28,448,687	12.7%
Henry Sicignano
President	8,600,001	-	-	-	8,600,001	3.8%
Matthew Montesano
Interim Chief Financial Officer	2,025,409	-	-	500,000	2,525,409	1.1%
Adam Mirkovich
Chief Information Officer	873,100	-	-	100,000	973,100	0.4%
Scot Cohen (4)
Director	1,579,935	846,246	564,164	72,448	3,062,793	1.4%
Jeff Fox
Director	1,050,000	-	-	250,000	1,300,000	0.6%
Dr. Edward Carmines
Director	1,444,260	-	-	-	1,444,260	0.6%
Michael D. King
Director Nominee	4,600,001	-	-	-	4,600,001	2.1%
Executive Officers, Directors and Director Nominees as a group (9 persons)	48,621,393	846,246	564,164	922,448	50,954,251	22.5%

Greater Than 5% Stockholders
Brandon Stump (5)	64,754,089	-	-	-	64,754,089	28.9%
4465 S Jones Dr
Las Vegas, Nevada 89103
Red Beard Holdings, LLC (7)
17595 Harvard Avenue, Suite C511
Irvine, California 92614	40,765,596	7,616,275	4,400,476	-	52,782,346	22.4%
Iroquois Capital Management, LLC (8)
125 Park Avenue, 25th Floor
New York, New York 10017	12,888,307	-	4,936,431	-	17,824,738	7.8%

(1)	Unless otherwise indicated, the address for each stockholder is 1007 Brioso Drive, Costa Mesa, California 92627.

(2)

Pursuant to the Certificate of Designation of the Series A preferred stock (“Series A COD”), shares of Series A preferred stock may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 4.99% (or 9.99% upon the election of any holder) of the Company’s outstanding common stock after such conversion (the “Series A Ownership Limitation”); provided, however, that any holder may waive the Conversion Limitation upon 61 days written notice to the Company. The Series A COD also entitles each share of Series A preferred stock to vote, on an as converted basis, along with the common stock; provided, however, that the Series A preferred stockholders may not vote to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power (the “Series A Voting Limitation”). Ownership percentages in this table were calculated in accordance with Section 13(d) of the Exchange Act, and do not reflect any adjustments due to the Series A Ownership Limitation or the Series A Voting Limitation.

(3)

Certain of the warrants included in this table are subject to blockers that prevent a holder from exercising such warrants in the event that such exercise would result in the holder and its affiliates beneficially owning in excess of 4.99% of the Company’s issued and outstanding common stock immediately thereafter, which limit may be increased to 9.99% at the election of the holder (the “Warrant Exercise Limitation”). Ownership percentages in this table were calculated in accordance with Section 13(d) of the Exchange Act, and do not reflect any adjustments due to the Warrant Exercise Limitation.

(4)

Includes securities held by V3 Capital Partners and the Scot Jason Cohen Foundation. Mr. Cohen is the Managing Partner of V3 Capital Partners and an officer of the Scot Jason Cohen Foundation, and has dispositive and/or voting power over these shares.

(5)	Brandon Stump, the Company’s former Chief Executive Officer and Chairman of the Board, resigned October 29, 2021.

(6)

Includes securities held by LB 2, LLC (“LB 2”) and Red Beard, based on Company records and ownership information from Amendment No. 7 to Schedule 13D filed by Vincent C. Smith on November 18, 2019. Mr. Smith is manager of LB 2 and Red Beard. As such, Mr. Smith has dispositive power and voting power over, and may be deemed to be the beneficial owner of the securities held by each of these entities.

(7)

Based on information from Amendment No. 7 to Schedule 13D filed on February 18, 2022. Consists of (i) 534,167 shares of Common Stock held directly by Vincent C. Smith; (ii) 10,415 shares of Common Stock held in Mr. Smith’s IRA account; (iii) 40,128,254 shares of Common Stock held by Red Beard Holdings, LLC; (iv) 7,616,275 shares of Common Stock issuable upon the conversion of 33,750 shares of Series A Preferred Stock held by Red Beard Holdings, LLC; (v) 4,400,475 shares of Common Stock issuable upon the exercise of warrants held by Red Beard Holdings, LLC; and (iii) 92,760 shares of Common Stock held by LB 2, LLC. Vincent C. Smith is (i) the Manager of Red Beard and has the sole right to vote and dispose of the securities held by Red Beard and (ii) the Manager of LB 2, LLC, and has the sole right to vote and dispose of the securities held by LB 2, LLC.

(8)

Based on Company ownership information from Amendment No. 1 to Schedule 13G filed on February 13, 2023. The amounts reflected in the table above consists of (i) 12,890,307 shares of Common Stock, which includes (a) 10,712,058 shares of Common Stock held of record by Iroquois Capital Investment Group LLC (“ICIG”), (b) 2,176,249 shares of Common Stock held of record by Iroquois Master Fund Ltd. (“Iroquois Master Fund”), and (c) 2,000 shares of Common Stock held of record by Kensington Investment Partners LLC (“Kensington”); (ii) 4,090,186 shares of Common Stock issuable upon exercise of a warrant held of record by ICIG; and (iii) 846,245 shares of Common Stock issuable upon exercise of a warrant held of record by Iroquois Master Fund. Pursuant to the terms of the warrants, ICIG and Iroquois Master Fund may exercise the warrants only to the extent that doing so would not result in the Reporting Persons becoming the beneficial owners of more than 4.99% of the then-outstanding shares of Common Stock, after accounting for the Common Stock to be issued at the time of any such warrant exercise (the “Blocker Provision”). As such, the amount of securities reported as beneficially owned in the table above includes the number of shares of Common Stock that would be issuable upon exercise of such warrants, without giving effect to Blocker Provision, which amount is greater than the actual number of shares of Common Stock beneficially owned by each such Reporting Person after giving effect to the Blocker Provision. Similarly, the percent of class reported above assumes issuance of the shares underlying the warrants to the extent the amount is equal to or less than 4.99%, but not to the extent that it exceeds 4.99%. Mr. Abbe is the President of Iroquois Capital Management L.L.C. (“Iroquois Capital”), which is the investment advisor for Iroquois Master Fund. Mr. Abbe and Ms. Page are the directors of Iroquois Master Fund. As such, each of Mr. Abbe and Ms. Page may be deemed to share beneficial ownership of the securities beneficially owned by Iroquois Master Fund. Mr. Abbe is also the manager of each of ICIG and Kensington. As such, Mr. Abbe may also be deemed to share beneficial ownership of the securities held by ICIG and Kensington.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Each director serves for a one-year term, until his or her successor is elected and qualified, or until earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be fixed by the Board from time to time. The number of directors as of the date of this proxy statement is four and, following Annual Meeting, the number of directors will be set at five. Information about each of our directors and director nominees is set forth below. Each director nominee is currently serving as a director except for Michael D. King.  On April 26, 2023, we entered into a nomination and standstill agreement (the “Agreement”) with Mr. King.  The Agreement, among other things, provides that the Board of Directors will nominate Mr. King for director at this Annual Meeting provided that Mr. King will extend the maturity date of his outstanding $1.0 million promissory note until March 2025.  In addition, as part of the Agreement, Mr. King, among other things, agreed to customary standstill commitments during the term of the Agreement. The term of the Agreement expires on December 31, 2023.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

The following sets forth certain information, as of April 17, 2023, about each of the Board’s nominees for election at the Annual Meeting and each of our directors whose term will continue after our Annual Meeting. There are no family relationships among our directors or executive officers.

Nominees for Election at the Annual Meeting

Ryan Stump, Director and Chief Operating Officer (Age 34). Mr. Stump was appointed as a director and the Company’s Chief Operating Officer on April 26, 2019 in connection with the Share Exchange. Mr. Stump has served as the Chief Operating Officer of Charlie’s since 2014, during which time he has been responsible for all global operations of Charlie’s. Prior to joining Charlie’s, Mr. Stump worked as an Associate Territory Manager and then as a Territory Manager for ConMed Corporation, a medical device sales company, from 2010 to 2013. Mr. Stump also co-founded and continues to be engaged with multiple companies, including The Ohio House since 2011, The Chadwick House and the Buckeye Recovery Network since 2017. He is currently a member of the board of directors of Principio, Inc.  Mr. Stump earned a B.S. and B.A. in Sports Marketing and Marketing from Duquesne University.

The Board of Directors believes that Mr. Stump’s experience operating high growth companies, as well as entrepreneurial experience, is valuable to the Board as it manages the Company’s anticipated continued growth.

Scot Cohen, Director (Age 53). Mr. Cohen was appointed to the Board in March 2013 and is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil, LLC and Chairman of Petro River Oil Corp. (OTCBB: PTRC), a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen currently serves as a director on the Board of Directors of Wrap Technologies, Inc. (NASDAQ: WRTC), and is active in philanthropic activities with numerous charities including the Jewish Enrichment Council. Mr. Cohen received a Bachelor of Science degree from Ohio University in 1991.

The Board of Directors believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community, and his financial expertise are a valuable resource to the Company’s efforts to expand and implement its business plan.

Jeffrey Fox, Director (Age 59). Mr. Fox was appointed to the Board effective July 16, 2019. He has been a leading business strategist, brand marketing authority and general management executive for some of the world's largest restaurant and consumer companies including roles as Chief Brand & Concept Officer for Pizza Hut, Co-founder of Collider LLC, a cultural marketing strategy firm, Managing Director of the California office of advertising agency Foote, Cone and Belding (FCB), various positions with the Yum! Brands and within Sony's interactive and PlayStation video game divisions, and Hill & Knowlton Public Relations. He is currently a member of the board of directors of Cici’s Pizza and Flix Brewhouse. Mr. Fox holds a bachelor's degree in Journalism from San Diego State University and received a master's degree in Mass Communications from California State University, Northridge.

The Board of Directors believes that Mr. Fox’s strong experience in brand building across several diverse Fortune 100 consumer product companies will be significantly valuable to the Company as it continues to grow its product offerings and launch new brands and products around the world.

Dr. Edward Carmines, Director (Age 68). Dr. Carmines was appointed to the Board effective March 2, 2022. He is currently Chief Scientific Officer of Chemular, Inc., where he designs and directs scientific and regulatory programs for PMTAs for a host of contract clients across a wide range of tobacco product categories. He also currently serves as an Advisory Board Member of Sparq Life, Inc, focusing on the science of inhalation of non-tobacco products, and Principal for Carmines Consulting, LLC, where Dr. Carmines consults to the regulated tobacco industry in the field of toxicology and regulatory affairs. Previously, Dr. Carmines managed the safety of novel and oral tobacco products as a scientist with R.J. Reynolds Tobacco Co. From 1996-2009, Dr. Carmines served as a principal scientist for Philip Morris USA (Altria Client Services, Inc.), where he developed guidelines for safely testing cigarette ingredients and components based on the FDA Red Book. Dr. Carmines received a B.S. degree in Chemistry and a Ph.D. degree in Toxicology from the Medical College of Virginia (Virginia Commonwealth University).

The Board of Directors believes that Dr. Carmines extensive experience in the nicotine industry and navigating the regulatory process relating to the nicotine industry is significantly valuable to the Company due to the ongoing and evolving nature of the Company’s industry.

Michael D. King, Director Nominee (Age 54). Mr. King is a director nominee pursuant to the terms of the Agreement described above and is the Founder and current Chief Executive Officer of OEM Solutions, a private company that has developed a supply network in Asia with world-class manufacturing companies that offer a wide variety of custom-made medical products, scientific instruments, consumer products, and food service devices.  Operating OEM Solutions has been Mr. King’s sole occupation and employment for the past 22 years. From 1998 until 2001, Mr. King worked as a Sales Representative at Allied Enterprises in Pittsburgh, Pennsylvania. From 1991 through 1998, Mr. King worked for the Ford Motor Company in the Finance Department as an analyst and eventually supervisor.  Mr. King graduated with a Master of Business Administration degree from the State University of New York at Buffalo in 1991.

On April 6, 2022, we issued a secured promissory note to Mr. King in the principal amount of $1.0 million. On September 28, 2022, we entered into a modification to the Note to extend the maturity date to March 28, 2023 and paid all accrued interest under the note through such date.  On March 28, 2023, we entered into a second modification to the note to extend the maturity date to April 28, 2024, contingent upon the payment of all interest accrued under the Note through March 28, 2023 and certain other modifications to the note. In connection with entry into the Agreement, the maturity date of the note was extended to March 28, 2025.

The Board of Directors believes that Mr. King’s experience (i) sourcing, purchasing, and shipping products in China and other Asian countries; (ii) reducing costs of goods and improving quality; and (iii) operating a high growth company is valuable to the Board as it manages the Company’s anticipated continued growth.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee set forth above during the past ten years.

RECOMMENDATION OF THE BOARD:

The Board of Directors recommends a vote FOR each of the above director nominees.

CORPORATE GOVERNANCE

Board Composition

The Company’s business affairs are managed under the direction of the Board. Our Bylaws provide that the authorized number of directors shall be fixed by the Board from time to time. The number of directors as of the date of this proxy statement is four and, following Annual Meeting, the number of directors will be set at five.

When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Company’s Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Company’s Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s audit committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Company Board’s leadership structure.

The Board does not currently have a Chair. The Board believes it is in the best interest of the Company and its stockholders to be flexible on the composition of the Board, including whether or not have a Chair. Our Board regularly has meetings of solely independent directors without the presence of management.

Number of Meetings of the Board of Directors

The Board held a total of five meetings during 2022. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served that were held during 2022 and while he or she was a member of the Board or such committee, as appropriate. We do not have a formal policy requiring directors to attend annual meetings of stockholders, however we expect our directors will attend.

Director Independence

The Board currently consists of four members, three of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Capital Market and the NYSE The Board has determined that Messrs. Cohen, Fox, Carmines and King are considered independent directors as defined by the rules and regulations of Nasdaq and the NYSE.

Stockholder Communications

Stockholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 1007 Brioso Drive, Costa Mesa, CA 92627. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters, or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

The Board currently has a standing Audit Committee and does not have an active compensation committee or nominating and corporate governance committee. The full Board currently administers the duties of each of the compensation committee and nominating and corporate governance committee. A written charter for the Audit Committee is available on the Company’s website at www.charliesholdings.com under “Investors/Corporate Governance”. The responsibilities of the Audit Committee are described below. Members serve on committees until their resignation or until as otherwise determined by the Board.

Audit Committee

The Company’s audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing the Company’s independent registered public accounting firm;
●	discussing with the Company’s independent registered public accounting firm their independence from management;
●	reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
●

overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that we with the SEC;

●	overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing the Company’s policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Company’s audit committee consists of Messrs. Cohen (Chair) and Fox, with Mr. Cohen serving as chair. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq/NYSE rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of the Company’s audit committee meet the requirements for financial literacy under the applicable Nasdaq/NYSE rules. In addition, the parties also believe that Mr. Cohen qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. During the fiscal year ended December 31, 2022, our audit committee met four times.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These officers, directors and persons who own more than 10% of our common stock are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4, or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that its officers, directors and persons who own more than 10% of our common stock complied with all applicable Section 16(a) filing requirements during 2022, except for one late Form 4 filed by Mr. Sicignano on March 7, 2022 and one late form 4 filed by Mr. Carmines on March 9, 2022, in each instance reporting the grant of an equity award.

DIRECTOR COMPENSATION FOR 2022

The Company’s Director Compensation Plan currently provides that non-employee directors receive (a) a $60,000 annual retainer, payable in equal monthly installments in cash and (b) reimbursement for expenses related to Board meeting attendance and committee participation. In addition, during 2022 our directors received an annual restricted stock award of 400,000 shares of restricted common stock, vesting in two equal annual installments, subject to continued service with us. Directors that were also employees of the Company did not receive additional compensation for serving on the Board.

The following table discloses certain information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Scot Cohen	$60,000	$19,000	$79,000
Jeff Fox (2)	$100,000	$19,000	$119,000
Edward Carmines	$60,000	$19,000	$79,000

(1)

The amounts in the “Stock Awards” column do not represent any cash payments actually received by the individuals listed in the table with respect to any of such stock awarded to them during the year ended December 31, 2022. Rather, the amounts represent the aggregate grant date fair value of the restricted stock awarded to the individuals listed in the table during the year ended December 31, 2022, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

(2)	Jeff Fox was paid an additional $40,000 in consideration for additional duties performed outside of his normal Director responsibilities.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below as of April 17, 2023:

Name	Age	Position
Henry Sicignano	55	President (Principal Executive Officer)
Ryan Stump	34	Chief Operating Officer and Director
Matthew P. Montesano	37	Interim Chief Financial Officer
Adam Mirkovich	37	Chief Information Officer

For information with respect to Mr. Stump, please see the information about the members of our Board on the preceding pages. There are no family relationships among our directors or executive officers.

Henry Sicignano, President (Principal Executive Officer). Mr. Sicignano was appointed as President of the Company on April 1, 2021. Prior to joining the Company, Mr. Sicignano held multiple positions, including Chief Executive Officer of 22nd Century Group, Inc. (Nasdaq:  XXII), a plant-based biotechnology company that is focused on tobacco harm reduction, very low nicotine content tobacco, and hemp/cannabis research from March 2015 through July 2019. He also served as President and as a member of the Board of Directors with 22nd Century from January 2011 through July 2019. In addition, from December 2014 to August 2018, Mr. Sicignano served on the Board of Directors of Anandia Laboratories, Inc., a cannabis-focused science company that was sold to Aurora Cannabis (NYSE: ACB). Mr. Sicignano holds a B.A. Degree in Government from Harvard College and an M.B.A. Degree from Harvard University.

-

Matthew P. Montesano, Interim Chief Financial Officer. Mr. Montesano was appointed as Chief Financial officer of the Company on May 10, 2021. On February 10, 2023, Mr. Montesano notified the Company that he has resigned in order to pursue other opportunities. In order to assist with an orderly transition of his responsibilities, Mr. Montesano agreed to serve as interim CFO to the Company until the Company has secured a replacement on such terms as will be mutually agreed to by the Company and Mr. Montesano. Prior to his appointment, and since 2014, Mr. Montesano has served as Chief Financial Officer of Charlie’s Chalk Dust, LLC, the Company’s largest and most profitable operating division. Beginning in 2019, he also began serving as the Chief Financial Officer of Don Polly, LLC, the Company’s hemp-derived products division. Prior to joining the Company, Mr. Montesano worked for L’Oreal USA in a variety of corporate finance positions for the company’s Professional Products and Salon Centric divisions. Prior to L’Oreal USA, Mr. Montesano worked for KeyBanc Capital Markets as an investment banker where he focused on debt, equity and merger and acquisitions transactions in the industrials space.

Adam Mirkovich, Chief Information Officer. Mr. Mirkovich was appointed as the Company’s Chief Information Officer on May 20, 2019. Mr. Mirkovich has over a decade of experience managing supply chains for consumer products. Mr. Mirkovich has served as an independent management consultant specializing in building and optimizing value chains for startups and growth stage companies in the beverage, nicotine vape, and nutritional supplements industries since 2013. Prior to joining the Company, Mr. Mirkovich served as the Chief Operating Officer of Orchid Ventures, Inc. (CSE: ORCD), a multi-state premium cannabis vape company, from September 2018 to April 2019. From December 2014 to February 2016, Mr. Mirkovich served as the Director of Supply Chain and Operations at Space Jam Juice, LLC, a distributor of premium vapor products. From November 2010 to April 2013, Mr. Mirkovich served as the Product Lifecycle Management Program Manager for Niagara Bottling, LLC, a leading bottled water manufacturer. While there, he led the product revision, introduction, and discontinuance practices for customers’ private labeled water, flavored, and carbonated beverages. Prior to that, Mr. Mirkovich served as a member of the Supply Chain Logistics team at Niagara Bottling, providing strategic support of company expansion activities and tactical support of purchasing, production planning, and multi-region logistics in North American operations. Mr. Mirkovich earned a Bachelor of Science degree in Business Administration and Economics from Chapman University.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2022, our “named executive officers” and their positions were as follows:

●	Henry Sicignano, President;
●	Ryan Stump, Chief Operating Officer and Director; and
●	Matthew P. Montesano, Interim Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (1)	All Other Compensation	Total ($)

Henry Sicignano (2)	2022	$231,000	$16,000	$18,000	$5,000	$270,000
President	2021	$145,000	$8,000	$65,000	$0	$218,000
Matthew P. Montesano (3)	2022	$265,000	$23,000	$20,000	$13,000	$321,000
Interim Chief Financial Officer	2021	$221,000	$45,000	$-	$13,000	$270,000
Ryan Stump	2022	$398,000	$-	$-	$32,000	$430,000
Chief Operating Officer and Director	2021	$445,000	$100,000	$-	$31,000	$576,000

(1)

The amounts represent the aggregate grant date fair value of stock awards to the individuals listed in the table during the years ended December 31, 2022 and 2021, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

(2)	Mr. Sicignano was appointed as President of the Company on April 1, 2021.
(3)

Mr. Montesano was appointed as Chief Financial Officer of the Company on May 10, 2021. On February 10, 2023, Mr. Montesano notified the Company that he has resigned in order to pursue other opportunities. Mr. Montesano agreed to serve as interim CFO to the Company on such terms as will be mutually agreed to by the Company and Mr. Montesano until the Company has secured a replacement.

(4)

Cash bonuses paid during the year ended December 31, 2022 were directly related to the Company withholding income taxes resulting from the issuance of restricted stock awards to Mr. Montesano and Mr. Sicignano.

(5)	All other compensation consists of 401k and healthcare benefits as well as allowances for automobiles.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive their respective base salaries to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2022 base salaries for Henry Sicignano, Matt Montesano and Ryan Stump were $250,000, $247,500 and $300,000, respectively. Beginning in December 2022, Henry Sicignano, Matt Montesano and Ryan Stump voluntarily elected to temporarily reduce salaries 15%, 12% and 12%, respectively, as a result of a Company-wide cost-cutting initiative. In January 2023, Mr. Stump and Mr. Sicignano elected to temporarily further reduce their salaries, resulting in total reductions of 25% and 20%, respectively. On February 10, 2023, Mr. Montesano notified the Company that he has resigned to pursue other opportunities, but will remain interim CFO, indefinitely, at a reduced salary of $100,000 annually.

Cash Bonus

During the year ended December 31, 2022, the Company did not award annual cash bonuses to any executive. However, cash payments were issued to certain executives in relation to income tax liabilities generated from the issuance of restricted stock awards granted in 2022.

Equity Compensation

During the year ended December 31, 2022, the Company granted approximately 7,142,000 restricted shares (subject to forfeiture) (“RSAs”) to employees, officers and directors of the Company pursuant to the Charlie’s Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”), as amended. The RSAs are subject to a vesting schedule and have all the rights of a shareholder of the Company with respect to voting, share adjustments, receipt of dividends (if any) and distributions (if any) on such shares. The RSAs had a grant date fair value of approximately $290,000. The total number of RSAs issued to officers and directors was 2,265,000. The RSAs granted to officers during 2022 vest in three equal annual installments, subject to continued service with us. The RSAs granted to directors during 2022 vest in two equal annual installments, subject to continued service with us.

Notwithstanding any of the foregoing, all the restricted shares shall automatically accelerate upon a change in control of the Company or a sale of all or substantially all of its assets, subject to the executive’s continued employment on the date of the change in control.

Other Elements of Compensation

401(k) Plan

We currently maintain a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including named executive officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental, and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

Outstanding Equity Awards at 2022 Year End

The following table sets forth information about outstanding equity awards held on December 31, 2022 by our named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry Sicignano III	-	-	-	-	1,250,000	$136,000	-	-

Ryan Stump	-	-	-	-	-	-	-	-

Matthew Montesano	500,000	-	$0.4431	10/28/2029	500,000	$61,472	-	-

(1)	Based on a $0.1088 closing price of the Common Stock on the OTCQB Venture Market on December 31, 2022.

Pay for Performance

Year	Summary Compensation Table Total for PEO(1)(2)	Summary Compensation Table Total for Former PEO(2)(3)	Compensation Actually Paid to PEO(1)(4)	Compensation Actually Paid to Former PEO(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(5)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net (Loss) Income (in thousands)
2022	$270,000	$-	$242,000	$-	$376,000	$356,000	$38.86	$(1,592)
2021	$218,000	726,000	$230,000	$726,000	$311,000	$284,000	$40.29	$4,808

(1)	For each year shown, the PEO was Henry Sicignano III, our President and Principal Executive Officer.
(2)

Refer to “Executive Compensation-Summary Compensation Table.” Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)	The Former PEO in 2021 was Brandon Stump.
(4)

The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

(5)	Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:

2022: Matthew P. Montesano and Ryan Stump

2021: Matthew P. Montesano, Ryan Stump, David Allen

	2022			2021
SCT Total to CAP Reconciliation	PEO	Former PEO	Other NEOs	PEO	Former PEO	Other NEOs
SCT Total	$270,000	$-	$376,000	$218,000	$726,000	$311,000
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	(18,000)	-	(20,000)	(65,000)	-	(20,000)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	16,000	-	-	77,000	-	-
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(14,000)	-	-	-	-	-
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	-	-	-	-	-	-
Add (Deduct): Changes as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(12,000)	-	-	-	-	(7,000)
CAP Amounts (as calculated)	$242,000	$-	$356,000	$230,000	$726,000	$284,000

Agreements with Named Executive Officers and Potential Payments Upon Termination or Change of Control

The material terms of the employment agreements with our named executive officers are as follows:

Ryan Stump. On April 26, 2019, in connection with the Share Exchange and his appointment as Chief Operating Officer, the Company and Mr. Ryan Stump entered into an employment agreement (the “R. Stump Employment Agreement”), pursuant to which (i) Mr. Stump serves as the Company’s Chief Operating Officer for a term of three years, renewable for one-year periods thereafter, during which time he shall report to the Company’s Chief Executive Officer; (ii) Mr. Stump is subject to a non-competition requirement for three years after his termination; (iii) Mr. Stump is subject to a non-solicitation requirement for one year after his termination, and be entitled to receive the following compensation for his services as Chief Operating Officer: (a) an annual base salary of $500,000, which shall increase on an annual basis by amount that is not less than $25,000 per year, as determined by the Compensation Committee of the Company’s Board, (b) an annual cash bonus of up to $750,000 per year, which cash bonus will be determined based on the Company’s achievement of a gross revenue target of $35.0 million per year, as more particularly set forth in the R. Stump Employment Agreement, (c) certain milestone based bonuses, (d) an annual award of shares of Common Stock having an aggregate value equal to one-half of Mr. Stump’s annual base salary in effect for such year, which shares shall vest quarterly in equal amounts over a three year period commencing on the issuance date, (e) participation in the Company’s retirement plan, if any, (f) reimbursement of all reasonable business-related expense incurred by Mr. Stump, (e) full health insurance coverage for he and his dependents, and at least $5.0 million of life insurance, (g) 21 paid vacation days per year, and (h) an automobile allowance of $750 per month.

The Company may terminate the R. Stump Employment Agreement in the event of Mr. Stump’s death or disability, or for Cause, as defined in the R. Stump Employment Agreement; provided, however, that at no time may the Company terminate him without Cause. Mr. Stump may terminate the R. Stump Employment Agreement at any time for any reason. In the event that his employment is terminated by him without Good Reason, as defined in the R. Stump Employment Agreement, or by the Company for Good Cause as a result of a Change in Control, he shall be entitled to the following compensation: (i) any earned but unpaid salary through the termination date, (ii) unpaid and unreimbursed expense, (iii) earned but unpaid bonuses, and (iv) any accrued vacation days; provided, however, that in the event that the R. Stump Employment Agreement is terminated by Mr. Stump for any reason, he shall also be entitled to one year’s severance, consisting of one year’s base salary, milestone bonuses and certain other benefits. In the event that his employment is terminated by the Company without Cause or he terminates it for Good Reason, as defined in the R. Stump Employment Agreement, then Mr. Stump shall be entitled to the following compensation: (i) all amounts due to him through the termination date, (ii) full vesting of any and all previously granted equity-based incentive awards, and (iii) health insurance coverage for a period of 18 months after the termination date. In addition, effective upon a Change in Control, regardless of whether the R. Stump Employment Agreement is terminated, his base salary for the year in which the Change in Control occurred and any years thereafter shall automatically increase by 20% and the milestone bonuses shall automatically decrease by 30%.

On February 12, 2020, the Board of Directors (the “Board”) of the Company, entered into a form of Amended and Restated Employment Agreement with Mr. Stump (the “Amended Employment Agreement”) effective February 12, 2020.

The terms of the Amended Employment Agreements have been amended as follows: (i) the annual equity awards based upon, among other conditions, the Company’s market capitalization and a percentage of base salary have been eliminated; however, the awards based on financial milestones remain in full force and effect; and (ii) payment of the 2019 bonuses have been deferred, resulting in the accrual of such bonuses on the books and records of the Company. All other terms of the respective Employment Agreements for Messrs. Stump and Stump will remain in full force and effect subject to further review by the Board as it deems necessary and appropriate.

The Amended Employment Agreement expired on April 26, 2023. The Company expects to enter into a new Employment Agreement with Mr. Stump (the “New Agreement”). Pursuant to the New Agreement, Mr. Stump will earn a base salary of $300,000 per year and serve as Chief Operating Officer for a term of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Stump. In the event that Mr. Stump is terminated by the Company without Cause (as defined therein) or for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest.

Henry Sicignano. On April 1, 2021, the Board of Directors of the Company entered into an Employment Agreement (the "Agreement") with Henry Sicignano III, MBA, pursuant to which the Company appointed Mr. Sicignano to serve as President of the Company. Pursuant to the Agreement, Mr. Sicignano will serve as President for an initial period of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Sicignano. Pursuant to the Agreement, Mr. Sicignano will serve as President. In the event that Mr. Sicignano is terminated by the Company without Cause (as defined therein) or for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest.

Equity Compensation Plan Information

The following table includes information as of December 31, 2022 for our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	14,118,937	$0.56	11,953,605

Equity compensation plans not approved by stockholders	–	$–	–

Total	14,118,937	$0.56	11,953,605

2019 Omnibus Incentive Plan. The 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by the Company’s Board of Directors on May 8, 2019, subject to stockholder approval and registration or qualification of the shares subject to the 2019 Plan with the federal and state securities authorities. The 2019 Plan reserved for issuance approximately 11.1 million shares of common stock for issuance to all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary. Awards under the 2019 Plan may be made in the form of: (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, once the 2019 Plan has been approved by a majority of the Company’s stockholders; (ii) stock options that do not qualify as incentive stock options; and/or (iii) awards of shares that are subject to certain restrictions specified in the 2019 Plan.

Post-Employment Compensation, Pension Benefits, Nonqualified Deferred Compensation

There were no post-employment compensation, pension, or nonqualified deferred compensation benefits earned by the Named Executive Officers during the year ended December 31, 2022.

Compensation Policies and Practices and Risk Management

The Board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Board does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with our interests and those of our stockholders. The Board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Board believes that our compensation philosophy and programs will encourage employees to strive to achieve both short-and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The compensation committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Board Interlocks and Insider Participation

During the last fiscal year, no member of our Board served as one of our employees except Ryan Stump. No interlocking relationships exist between our Board or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Board Compensation Report

Our Board has reviewed and discussed the “Executive Compensation” contained in this proxy statement with management. Based on our Board’s review and discussions with management, our Board recommended the Compensation Discussion and Analysis be included in this proxy statement.

Scot Cohen

Jeff Fox

Edward Carmines

Ryan Stump

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

The Board has a policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Specifically, the Board of Directors have the responsibility to review related party transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

●

Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than 5% of the Company’s voting shares; and

●

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Related Party Transactions

On November 19, 2019, Charlie’s entered into commercial lease for the Company’s corporate headquarters in Costa Mesa, California (the “Lease”) with Brandon Stump, Ryan Stump and Keith Stump. Messrs. Stump, Stump and Stump purchased the property that is the subject of the Lease in July 2019. The Lease, which was effective as of September 1, 2019, on a month-to-month basis, was then formalized on November 1, 2019 to have a term of five years and a base rent rate of $22,940 per month, which rate is subject to annual adjustments based on the consumer price index, as may be mutually agreed upon by the parties to the Lease. The terms of the Lease were negotiated and approved by the independent members of the Board, and executed by the Company’s then Chief Financial Officer after reviewing a detailed analysis of comparable properties and rent rates compiled by an independent, third-party consultant. During fiscal years 2022 and 2021, we paid an aggregate of $293,536 and $278,040, respectively, pursuant to the Lease.

On January 10, 2020, Bellerose CBD Trade Co. (“Bellerose”), an entity controlled by Brandon Stump, the Company’s former Chief Executive Officer, and Ryan Stump, the Company’s Chief Operating Officer, subleased 656 square feet from Don Polly within Don Polly’s warehouse located at 1288 S. Broadway, Denver, Colorado (the “Sublease”), for use as a retail sales location for Bellerose’s operations. Subsequent to entering into Sublease, Don Polly completed certain leasehold improvements to which Bellerose reimbursed Don Polly $25,396 for modifications that affected the subleased space. The Sublease had a base rent rate of $1,154 per month and was terminated on January 27, 2022. For the fiscal year ended December 31, 2021, Don Polly received $13,848 of lease income pursuant to the Sublease, as well as $18,362 of income from the sale of Don Polly Products to Bellerose.  During the year ended December 31, 2021, Bellerose ceased operations and the relationship between Bellerose and Don Polly was dissolved.

On April 6, 2022, the Company issued a secured promissory note (the “Note”) to one of its large individual stockholders, Michael King (the “Lender"), in the principal amount of $1,000,000, which Note is secured by accounts receivable of the Company pursuant to the terms of a Security Agreement entered into by and between the Company and the Lender (the "Note Financing"). On September 28, 2022, the Company and the Lender entered into a modification to the Note to extend the maturity date to March 28, 2023 and the Company paid all accrued interest under the Note through such date. On March 28, 2023, the Company entered into a second modification to the Note to extend the maturity date to April 28, 2024, contingent upon the payment of all interest accrued under the Note through March 28, 2023 and certain other modifications to the Note. Principal shall be payable on the 28th day of each month in installments of $25,000, commencing April 28, 2023, continuing up to and including April 28, 2024 whereby a balloon payment for the remaining principal balance will be paid.

On April 29, 2022, the Company entered into a commercial lease agreement for the Company’s sales and marketing operations in Williamsville, New York (“Williamsville Lease”) with Henry Sicignano Jr., a relative of the Company’s President, Henry Sicignano III. The Williamsville Lease, which became effective on May 1, 2022, has a term of one year and a base rent of $1,650 per month. The Williamsville Lease is considered a modified gross lease and therefore the Company will also be responsible for additional monthly expenses including gas, electricity, and internet. The Williamsville Lease was evaluated and approved by the Company’s Board of Directors. During fiscal 2022, we paid an aggregate of $13,200 pursuant to the Williamsville Lease.

On August 17, 2022, the Company and its Chief Operating Officer and Director, Ryan Stump (the "Stump Lender") entered into a loan agreement (the “Loan”) in the principal amount of $300,000. The Loan will be due in full in 120 days or sooner if, before the end of term, the Company secures (i) new debt financing or (ii) sufficient PMTA strategic partnership funds. The Loan bears an annual interest rate of 10%. The Company also incurred additional $3,000 issuance cost resulting from the payment of the Stump Lender’s legal fees. On December 17, 2022, the Company and Stump Lender entered into a modification to the Loan to extend the maturity date to April 16, 2023 and the Company has paid all accrued interest under the Loan through such date. On April 13, 2023, the Company and Stump Lender entered into a second modification to the Loan to extend the maturity date to August 14, 2023.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2022 executive compensation as reported in this proxy statement.

We urge stockholders to read the "Executive Compensation" section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Charlie’s Holdings, Inc. (the "Company") approve, on an advisory basis, the 2022 compensation of the Company's named executive officers disclosed in the Executive Compensation section of the Company’s proxy statement.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 3 should occur every year, every two years, or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide stockholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A triennial vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to stockholder input, engage with stockholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time for any implemented changes to take effect and allow stockholders sufficient time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 4

THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

The audit committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered certified public accounting firm for fiscal year 2023 and has further directed that the selection of Baker Tilly be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Baker Tilly to be our independent registered public accounting firm for 2023, our audit committee considered the results from its review of Baker Tilly’s independence, including (i) all relationships between Baker Tilly and our Company and any disclosed relationships or services that may impact Baker Tilly’s objectivity and independence; (ii) Baker Tilly’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Baker Tilly engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our audit committee charter does not require that our stockholders ratify the selection of Baker Tilly as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our audit committee may reconsider whether to retain Baker Tilly, but still may retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Baker Tilly are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Baker Tilly as our independent registered certified public accounting firm for the fiscal year 2023. If the appointment is not ratified, our audit committee will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table provides information relating to the fees billed or reasonably expected to be billed to us by Baker Tilly US, LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit fees (1)	$229,080	$157,350
Audit-related fees (2)	$5,000	$-
Tax fees	$-	$-
All other fees	$-	$-
Total	$234,080	$157,350

(1)

Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	These consist of Audit-Related Fees include fees billed for services related to registration statements and filings with the SEC in 2022 and 2021.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The audit committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The audit committee also reviewed our consolidated financial statements for fiscal year 2022 with Baker Tilly US, LLP, our independent auditors for fiscal year 2022, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The audit committee has discussed with Baker Tilly US, LLP the matters required to be discussed by PCAOB Auditing Standard No. 16.

The audit committee has received the written disclosures and the letter from Baker Tilly US, LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and has discussed with Baker Tilly US, LLP its independence and has considered whether the provision of non-audit services provided by Baker Tilly US, LLP is compatible with maintaining Baker Tilly US, LLP’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

This report is submitted by the members of the audit committee of the Board:

Scot Cohen

Jeff Fox

STOCKHOLDER PROPOSALS FOR THE 2024 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record entitled to vote at the annual meeting and have given timely notice thereof in writing to our Secretary in the manner described in our bylaws.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2024 must be received by us no later than December 29, 2023. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at 1007 Brioso Drive, Costa Mesa, CA 92627. To be timely, a stockholder’s notice shall be delivered to, or made and received by, the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that the annual meeting is more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before the meeting and not later than the later of (A) the close of business on the 60th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

22187 Charlie's Holdings Proxy Card Rev3 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CHARLIE'S HOLDINGS, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 12, 2023.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 4 AND FOR "3-YEARS" ON PROPOSAL 3.

1. Election of Directors

Nominees:	FOR	WITHHOLD
Ryan Stump	☐	☐
Scot Cohen	☐	☐
Jeffrey Fox	☐	☐
Dr. Edward Carmines	☐	☐
Michael King	☐	☐

For All: ☐

Withhold All: ☐

2. To approve an advisory resolution on 2022 executive compensation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3 YEARS	2 YEARS	1 YEAR	ABSTAIN
☐	☐	☐	☐

4. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the first year ending December 31, 2023.

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

CONTROL NUMBER

☐

Signature____________________Signature, if held jointly____________________Date__________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

22187 Charlie's Holdings Proxy Card Rev3 Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2023 Proxy Statement and the 2022 Annual Report to Shareholders are available at https://www.cstproxy.com/charliesholdings/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CHARLIE'S HOLDINGS, INC.

The undersigned appoints Henry Sicignano and Matthew P. Montesano, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock and Series A preferred stock of Charlie's Holdings, Inc. held of record by the undersigned at the close of business on April 17, 2023 at the Annual Meeting of Stockholders to be held at the Inn at the Mission San Juan Capistrano located at 26907 Old Mission Road, San Juan Capistrano, CA 92675 on June 13, 2023 at 2:00 P.M., Pacific Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 4, AND FOR THREE YEARS ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)